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                                                                    Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in the Form 10-KSB being filed under the Securities Exchange Act of 1934 by Andean Development Corporation of our report dated February 20, 1999, relating to our audits of the consolidated financial statements of Andean Development Corporation as of December 31, 1998 and 1997 and appearing in the aforementioned Form 10-KSB.



SPEAR, SAFER, HARMON & CO.
Certified Public Accountants



Miami, Florida
March 30, 1999